     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 6, 1996.
                                                REGISTRATION NO.  333-02359



                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                _______________

                              AMENDMENT NO. 2 TO
                                   FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                _______________

                              ASARCO INCORPORATED
            (Exact name of registrant as specified in its charter)


                      NEW JERSEY                                                13-4924440
            (State or other jurisdiction of                                  (I.R.S. Employer
            incorporation or organization)                                 Identification No.)

                                                           180 Maiden Lane
                                                      New York, New York 10038
                                                           (212) 510-2000
                                        (Address, including zip code, and telephone number,
                                  including area code, of registrant's principal executive offices)

                         Augustus B. Kinsolving, Esq.
                              ASARCO Incorporated
                   180 Maiden Lane, New York, New York 10038
                                (212) 510-2000
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                _______________

                                   COPY TO:

                               Kevin Keogh, Esq.
                           Timothy B. Goodell, Esq.
                                 White & Case
                          1155 Avenue of the Americas
                           New York, New York 10036
                                _______________

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ( )

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. (x)

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )__________.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )__________.

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box ( ).

                                _______________


     Pursuant to Rule 429 promulgated under the Securities Act of 1933, as amended, the prospectus which is a part of this Registration Statement includes all the information currently required in a prospectus relating to the securities covered by Registration Statement No. 33-55993 of the Company and such combined prospectus constitutes Post-Effective Amendment No. 1 to, and will be used in connection with, Registration Statement No. 33-55993. The amount of Securities carried forward from Registration Statement No. 33-55993 is $150,000,000, in respect of which the registrant has previously paid a filing fee of $51,724.14.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


                                  PROSPECTUS

                              ASARCO Incorporated

                                 $300,000,000

                                Debt Securities
                          Convertible Debt Securities
                                 Common Stock
                                Preferred Stock
                               Depositary Shares
                          Convertible Preferred Stock
                                   Warrants
                                _______________

ASARCO Incorporated ("Asarco" or the "Company") may from time to time offer, together or separately, (i) its debt securities consisting of debentures, notes or other unsecured evidences of indebtedness (the "Debt Securities");
(ii) its convertible debt securities (the "Convertible Debt Securities"), consisting of debentures, notes or other evidences of indebtedness representing unsecured obligations of the Company convertible into common stock, without par value (the "Common Stock") or into Preferred Stock, without par value (the "Preferred Stock") of the Company; (iii) shares of its Preferred Stock, which may be represented by Depository Receipts (the "Depositary Shares") which will represent a fraction of a share of Preferred Stock; (iv) shares of its Preferred Stock convertible into Common Stock or another series of Preferred Stock (the "Convertible Preferred Stock"), which may be represented by Depositary Shares; and (v) warrants to purchase securities of the Company as shall be designated by the Company at the time of the offering (the "Warrants"), in each case, in amounts, at prices and on terms to be determined at the time of the offering. The Company may also offer and sell from time to time shares of the Common Stock. The Common Stock, the Debt Securities, the Convertible Debt Securities, the Preferred Stock, the Convertible Preferred Stock, the Depositary Shares and the Warrants are collectively called the "Securities."

The aggregate initial offering price of the Securities offered by the Company hereby will not exceed $300,000,000 or its equivalent in any other currency or composite currency determined at the applicable exchange rate at the time of sale.

For each offering of Securities for which this Prospectus is being delivered, there will be an accompanying Prospectus Supplement (the "Prospectus Supplement"), which sets forth, where applicable, (i) in the case of Debt Securities and Convertible Debt Securities, the specific designation, aggregate principal amount, the denomination, maturity, premium, if any, the rate (which may be fixed or variable), time and method of calculating payment of interest, if any, on such Debt Securities or Convertible Debt Securities, any terms of redemption at the option of the Company or the holder, terms for sinking fund payments, and with respect to Convertible Debt Securities, terms for conversion into Common Stock or Preferred Stock; (ii) in the case of Preferred Stock or Convertible Preferred Stock, the specific title and stated value, any dividend, liquidation, redemption, voting and other rights, and any other special terms, including the terms of any Depositary Shares representing Preferred Stock and terms for converting Convertible Preferred Stock into other Securities; (iii) in the case of Common Stock, the number of shares of Common Stock and the terms of offering thereof; and (iv) in the case of Warrants, the designation and number, the exercise price, any listing of the Warrants or the underlying Securities on a securities exchange and any other terms in connection with the offering, sale and exercise of the Warrants. If so specified in the applicable Prospectus Supplement, Debt Securities and Convertible Debt Securities of a series may be issued in whole or in part in the form of one or more temporary or permanent global securities. The Prospectus Supplement will also contain information, as applicable, about certain United States Federal income tax considerations relating to the particular Securities offered thereby.

The Company may sell the Securities to or through underwriters, through dealers or agents or directly to purchasers. See "Plan of Distribution." The accompanying Prospectus Supplement will set forth the names of any underwriters, dealers or agents involved in the sale of the Securities in respect of which this Prospectus is being delivered, the amounts proposed to be purchased by them, any applicable fee, commission or discount arrangements with them, the initial public offering price and the net proceeds to the Company.

The Common Stock is listed on the New York Stock Exchange under the symbol "AR." Any shares of Common Stock sold pursuant to a Prospectus Supplement will be listed on such exchange, subject to an official notice of issuance.
                                _______________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is May ___, 1996.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Expenses in connection with the issuance of the securities being registered hereby are estimated as follows:


Registration fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                $51,724.14
Accounting fees and expenses  . . . . . . . . . . . . . . . . . . . . . . . . .                 30,000.00
Legal fees and expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 40,000.00
Blue Sky and Legal Investment fees and expenses . . . . . . . . . . . . . . . .                  5,000.00
Transfer Agent's fees and expenses  . . . . . . . . . . . . . . . . . . . . . .                  5,000.00
Printing expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 15,000.00
Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  3,275.86
  Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               $150,000.00


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article 9 of the Certificate of Incorporation of the Company provides as follows:

          "9. This corporation shall indemnify to the full extent permitted by law any person made, or threatened to be made, a party to any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding and any appeal therein (and any inquiry or investigation which could lead to such action, suit or proceeding) by reason of the fact that he is or was a director, officer or employee of this corporation or serves or served any other enterprise as a director, officer or employee at the request of this corporation. Such right of indemnification shall inure to the benefit of the legal representative of any such person."

     In April 1987, the Company adopted and its shareholders approved a By-law amendment which requires it to indemnify directors and officers in certain circumstances, to advance certain expenses, to obtain indemnification insurance and to follow specific procedures for determining whether a director or officer has met applicable standards of conduct. The By-law amendment also establishes a statute of limitations for certain actions against directors and officers. These provisions in the Certificate of Incorporation and By-laws are permitted under Section 14A:3-5 of the New Jersey Business Corporation Act, set forth below.

     Section 14A:3-5 of the New Jersey Business Corporation Act governs the indemnification of directors, officers and employees of the Company. The following is the text of the Section which became effective February 4, 1989:

     "(1)  As used in this section,

     (a) "Corporate agent" means any person who is or was a director, officer, employee or agent of the indemnifying corporation or of any constituent corporation absorbed by the indemnifying corporation in a consolidation or merger and any person who is or was a director, officer, trustee, employee or agent of any other enterprise, serving as such at the request of the indemnifying corporation, or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee or agent;

     (b) "Other enterprise" means any domestic or foreign corporation, other than the indemnifying corporation, and any partnership, joint venture, sole proprietorship, trust or other enterprise, whether or not for profit, served by a corporate agent;

     (c)  "Expenses" means reasonable costs, disbursements and counsel fees;

     (d) "Liabilities" means amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties;

     (e) "Proceeding" means any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding; and

     (f) References to "other enterprises" include employee benefit plans; references to "fines" include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the indemnifying corporation" include any service as a corporate agent which imposes duties on, or involves services by, the corporate agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     "(2) Any corporation organized for any purpose under any general or special law of this State shall have the power to indemnify a corporate agent against his expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his being or having been such a corporate agent, other than a proceeding by or in the right of the corporation, if

     (a) such corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; and

     (b) with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that such corporate agent did not meet the applicable standards of conduct set forth in paragraphs 14A:3-5(2)(a) and 14A:3-5(2)(b).

     "(3) Any corporation organized for any purpose under any general or special law of this State shall have the power to indemnify a corporate agent against his expenses in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves the corporate agent by reason of his being or having been such corporate agent, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, in such proceeding no indemnification shall be provided in respect of any claim, issue or matter as to which such corporate agent shall have been adjudged to be liable to the corporation, unless and only to the extent that the Superior Court or the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all circumstances of the case, such corporate agent is fairly and reasonably entitled to indemnity for such expenses as the Superior Court or such other court shall deem proper.

     "(4) Any corporation organized for any purpose under any general or special law of this State shall indemnify a corporate agent against expenses to the extent that such corporate agent has been successful on the merits or otherwise in any proceeding referred to in subsections 14A:3-5(2) and 14A:3-5(3) or in defense of any claim, issue or matter therein.

     "(5) Any indemnification under subsection 14A:3-5(2) and, unless ordered by a court, under subsection 14A:3-5(3) may be made by the corporation only as authorized in a specific case upon a determination that indemnification is proper in the circumstances because the corporate agent met the applicable standard of conduct set forth in subsection 14A:3-5(2) or subsection 14A:3-5(3). Unless otherwise provided in the certificate of incorporation or bylaws, such determination shall be made

     (a) by the board of directors or a committee thereof, acting by a majority vote of a quorum consisting of directors who were not parties to or otherwise involved in the proceeding; or

     (b) if such a quorum is not obtainable, or, even if obtainable and such quorum of the board of directors or committee by a majority vote of the disinterested directors so directs, by independent legal counsel, in a written opinion, such counsel to be designated by the board of directors; or

     (c) by the shareholders if the certificate of incorporation or bylaws or a resolution of the board of directors or of the shareholders so directs.

     "(6) Expenses incurred by a corporate agent in connection with a proceeding may be paid by the corporation in advance of the final disposition of the proceeding as authorized by the board of directors upon receipt of an undertaking by or on behalf of the corporate agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified as provided in this section.

     "(7) (a) If a corporation upon application of a corporate agent has failed or refused to provide indemnification as required under subsection 14A:3-5(4) or permitted under subsections 14A:3-5(2), 14A:3-5(3) and 14A:3-5(6), a corporate agent may apply to a court for an award of indemnification by the corporation, and such court

          (i) may award indemnification to the extent authorized under subsections 14A:3-5(2) and 14A:3-5(3) and shall award indemnification to the extent required under subsection 14A:3-5(4), notwithstanding any contrary determination which may have been made under subsection 14A:3-5(5); and

          (ii) may allow reasonable expenses to the extent authorized by, and subject to the provisions of, subsection 14A:3-5(6), if the court shall find that the corporate agent has by his pleadings or during the course of the proceeding raised genuine issues of fact or law.

     (b)  Application for such indemnification may be made

          (i) in the civil action in which the expenses were or are to be incurred or other amounts were or are to be paid; or

          (ii) to the Superior Court in a separate proceeding. If the application is for indemnification arising out of a civil action, it shall set forth reasonable cause for the failure to make application for such relief in the action or proceeding in which the expenses were or are to be incurred or other amounts were or are to be paid.

     The application shall set forth the disposition of any previous application for indemnification and shall be made in such manner and form as may be required by the applicable rules of court or, in the absence thereof, by direction of the court to which it is made. Such application shall be upon notice to the corporation. The court may also direct that notice shall be given at the expense of the corporation to the shareholders and such other person as it may designate in such manner as it may require.

     "(8) The indemnification and advancement of expenses provided by or granted pursuant to the other subsections of this section shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a corporate agent may be entitled under a certificate of incorporation, bylaw, agreement, vote of shareholders, or otherwise; provided that no indemnification shall be made to or on behalf of a corporate agent if a judgment or other final adjudication adverse to the corporate agent establishes that his acts or omissions

     (a) were in breach of his duty of loyalty to the corporation or its shareholders, as defined in subsection (3) of N.J.S. 14A:2-7;

     (b)  were not in good faith or involved a knowing violation of law; or

     (c) resulted in receipt by the corporate agent of an improper personal benefit.

     "(9) Any corporation organized for any purpose under any general or special law of this State shall have the power to purchase and maintain insurance on behalf of any corporate agent against any expenses incurred in any proceeding and any liabilities asserted against him by reason of his being or having been a corporate agent, whether or not the corporation would have the power to indemnify him against such expenses and liabilities under the provisions of this section. The corporation may purchase such insurance from, or such insurance may be reinsured in whole or in part by, an insurer owned by or otherwise affiliated with the corporation, whether or not such insurer does business with other insureds.

     "(10) The powers granted by this section may be exercised by the corporation, notwithstanding the absence of any provision in its certificate of incorporation or bylaws authorizing the exercise of such powers.

     "(11) Except as required by subsection 14A:3-5(4), no indemnification shall be made or expenses advanced by a corporation under this section, and none shall be ordered by a court, if such action would be inconsistent with a provision of the certificate of incorporation, a bylaw, a resolution of the board of directors or of the shareholders, an agreement or other proper corporate action, in effect at the time of the accrual of the alleged cause of action asserted in the proceeding, which prohibits, limits or otherwise conditions the exercise of indemnification powers by the corporation or the rights of indemnification to which a corporate agent may be entitled.

     "(12) This section does not limit a corporation's power to pay or reimburse expenses incurred by a corporate agent in connection with the corporate agent's appearance as a witness in a proceeding at a time when the corporate agent has not been made a party to the proceeding."

     The Company has various insurance policies, which became effective April 15, 1996, insuring directors and officers against certain liabilities they may incur, including liabilities under the Securities Act of 1933, as amended. The policies provide coverage for claims not reimbursed by the Company up to an aggregate limit of $75 million without deductible. For claims which are reimbursed by the Company, the policies provide coverage up to $75 million with a deductible of $1 million. These policies remain in effect.

ITEM 16.  EXHIBITS.


Exhibit
Number    Description of Documents

 1        Form of Underwriting Agreement relating to the Securities*

 3.1      Certificate of Incorporation

     (a) Certificate of Incorporation - restated, filed May 4, 1970 (Filed as an Exhibit to the Company's 1980 Annual Report on Form 10-K and incorporated herein by reference)

     (b) Certificate of Amendment to the Certificate of Incorporation effective April 23, 1975 (Filed as an Exhibit to the Company's 1980 Annual Report on Form 10-K and incorporated herein by reference)

     (c) Certificate of Amendment of Certificate of Incorporation executed April 14, 1981 (Filed as an Exhibit to the Post-Effective Amendment No. 8 to Registration Statement No. 2-47616, filed April 30, 1981 and incorporated herein by reference)

     (d) Certificate of Amendment of Restated Certificate of Incorporation filed on May 6, 1985 (Filed as an Exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1985 and incorporated herein by reference)

     (e)  Certificate of Amendment of Certificate of Incorporation filed
          July 21, 1986 (Filed as an Exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1986 and incorporated herein by reference)

     (f) Certificate of Amendment of Restated Certificate of Incorporation, as amended, filed April 22, 1987 (Filed as an Exhibit to the Company's 1987 Annual Report on Form 10-K and incorporated herein by reference)

     (g) Statement of Cancellation filed July 31, 1987 whereby 155,000 shares of Series A Cumulative Preferred Stock and 862,500 shares of $9.00 Convertible Exchangeable Preferred Stock were cancelled (Filed as an Exhibit to the Company's 1987 Annual Report on Form 10-K and incorporated herein by reference)

     (h) Statement of Cancellation filed November 20, 1987 whereby 1,026,900 shares of Series A Cumulative Preferred Stock were cancelled (Filed as an Exhibit to the Company's 1987 Annual Report on Form 10-K and incorporated herein by reference)

     (i) Statement of Cancellation filed December 18, 1987 whereby 1,250,000 shares of Series B Cumulative Convertible Preferred Stock were cancelled (Filed as an Exhibit to the Company's 1987 Annual Report on Form 10-K and incorporated herein by reference)

     (j) Statement of Cancellation filed March 3, 1988 whereby 27,000 shares of Series A Cumulative Preferred Stock were cancelled (Filed as an Exhibit to the Company's 1987 Annual Report on Form 10-K and incorporated herein by reference)

     (k) Certificate of Amendment of Restated Certificate of Incorporation, as amended, filed August 7, 1989 (Filed as an Exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended
          June 30, 1989 and incorporated herein by reference)

 3.2 By-Laws as last amended on June 26, 1991 (Filed as an Exhibit to the Company's 1991 Annual Report on Form 10-K and incorporated herein by reference)

 4.1 Form of Indenture between the Company and Chemical Bank, as Trustee, for Debt Securities and Convertible Debt Securities*

 4.2 Form of Deposit Agreement between the Company and the Depositary, for Depositary Shares and Depositary Receipts**

 4.3 Form of Common Stock Warrant Agreement*

 4.4 Form of Preferred Stock Warrant Agreement*

 4.5 Form of Debt Warrant Agreement*

 4.6 Form of Currency Warrant Agreement*

 5.1 Opinion of White & Case**

 12.1 Statement re Computation of Consolidated Ratio of Earnings to Fixed Charges and Combined Fixed Charges and Preferred Share Dividend Requirements**

 23.1     Consent of Coopers & Lybrand L.L.P.**

 23.2 Consent of White & Case (contained in its opinion filed as Exhibit 5.1)**

 24       Power of attorney (previously filed)

 25.1     Statement of Eligibility of Chemical Bank as Trustee on Form T-1***

_______________
* Previously filed as an Exhibit to the Company's Registration Statement on Form S-3 (No. 33-55993) and incorporated herein by reference.
** Previously filed as an Exhibit to this Registration Statement.
***  To be filed under cover of Form 8-K.

ITEM 17.  UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)       That, for purposes of determining any liability under the Securities

          Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

   Insofar as indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue. SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on the 6th day of May, 1996.

                              ASARCO Incorporated

                              By:   /s/  Kevin R. Morano
                              Name:  Kevin R. Morano
                              Title:  Vice President and
                                Chief Financial Officer


   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES STATED BELOW ON THE 6TH DAY OF MAY, 1996.



         Signature                        Title


  *                                    Chairman of the Board, Chief Executive
_______________________________        Officer, President and Director
  (Richard de J. Osborne)

  /s/  Kevin R. Morano                 Vice President and Chief Financial

_______________________________        Officer (Principal Financial Officer)
  (Kevin R. Morano)

  *                                    Controller (Principal Accounting Officer)
_______________________________
  (William Dowd)

  *                                    Director
_______________________________
  (Willard C. Butcher)

  *                                    Director
_______________________________
  (James C. Cotting)

  *                                    Director
_______________________________
  (David C. Garfield)

  *                                    Director
_______________________________
  (E. Gordon Gee)

  *                                    Director
_______________________________
  (Harry Holiday, Jr.)

  *                                    Director
_______________________________
  (James W. Kinnear, III)

  *                                    Director
_______________________________
  (Francis R. McAllister)

  *                                    Director
_______________________________
  (Martha T. Muse)

  *                                    Director
_______________________________
  (Michael T. Nelligan)

  *                                    Director
______________________________
  (John D. Ong)

  *                                    Director
______________________________
  (James Wood)

* By:  /s/  Kevin R. Morano
______________________________
  (Kevin R. Morano)



                                 EXHIBIT INDEX


Exhibit
Number         Description of Documents                     Page

1       Form of Underwriting Agreement relating to the Securities*

3.1        Certificate of Incorporation

 (a) Certificate of Incorporation -- restated, filed May 4, 1970 (Filed as an Exhibit to the Company's 1980 Annual Report on Form 10-K and incorporated herein by reference)

 (b) Certificate of Amendment to the Certificate of Incorporation effective April 23, 1975 (Filed as an Exhibit to the Company's 1980 Annual Report on Form 10-K and incorporated herein by reference)

 (c) Certificate of Amendment of Certificate of Incorporation executed April 14, 1981 (Filed as an Exhibit to the Post-Effective Amendment No. 8 to Registration Statement No. 2-47616, filed April 30, 1981 and incorporated herein by reference)

 (d) Certificate of Amendment of Restated Certificate of Incorporation filed on May 6, 1985 (Filed as an Exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1985 and incorporated herein by reference)

 (e)    Certificate of Amendment of Certificate of Incorporation filed
        July 21, 1986 (Filed as an Exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1986 and incorporated herein by reference)

 (f) Certificate of Amendment of Restated Certificate of Incorporation, as amended, filed April 22, 1987 (Filed as an Exhibit to the Company's 1987 Annual Report on Form 10-K and incorporated herein by reference)

 (g) Statement of Cancellation filed July 31, 1987 whereby 155,000 shares of Series A Cumulative Preferred Stock and 862,500 shares of $9.00 Convertible Exchangeable Preferred Stock were cancelled (Filed as an Exhibit to the Company's 1987 Annual Report on Form 10-K and incorporated herein by reference)

 (h) Statement of Cancellation filed November 20, 1987 whereby 1,026,900 shares of Series A Cumulative Preferred Stock were cancelled (Filed as an Exhibit to the Company's 1987 Annual Report on Form 10-K and incorporated herein by reference)

 (i) Statement of Cancellation filed December 18, 1987 whereby 1,250,000 shares of Series B Cumulative Convertible Preferred Stock were cancelled (Filed as an Exhibit to the Company's 1987 Annual Report on Form 10-K and incorporated herein by reference)

 (j) Statement of Cancellation filed March 3, 1988 whereby 27,000 shares of Series A Cumulative Preferred Stock were cancelled (Filed as an Exhibit to the Company's 1987 Annual Report on Form 10-K and incorporated herein by reference)

 (k) Certificate of Amendment of Restated Certificate of Incorporation, as amended, filed August 7, 1989 (Filed as an Exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1989 and incorporated herein by reference)

3.2 By-Laws as last amended on June 26, 1991 (Filed as an Exhibit to the Company's 1991 Annual Report on Form 10-K and incorporated herein by reference)

4.1 Form of Indenture between the Company and Chemical Bank, as Trustee, for Debt Securities and Convertible Debt Securities*

4.2 Form of Deposit Agreement between the Company and the Depositary, for Depositary Shares and Depositary Receipts**

4.3     Form of Common Stock Warrant Agreement*

4.4     Form of Preferred Stock Warrant Agreement*

4.5     Form of Debt Warrant Agreement*

4.6     Form of Currency Warrant Agreement*

5.1     Opinion of White & Case**

12.1 Statement re Computation of Consolidated Ratio of Earnings to Fixed Charges and Combined Fixed Charges and Preferred Share Dividend Requirements**

23.1    Consent of Coopers & Lybrand L.L.P.**

23.2 Consent of White & Case (contained in its opinion filed as Exhibit 5.1)**

24      Power of Attorney (Previously filed)

25.1    Statement of Eligibility of Chemical Bank as Trustee on Form T-1***
_______________
* Previously filed as an Exhibit to the Company's Registration Statement on Form S-3 (No. 33-55993) and incorporated herein by reference.
** Previously filed as an Exhibit to this Registration Statement.
*** To be filed under cover of Form 8-K.